Exhibit 99.1

Coupa Software Reports Financial Results for the Third Quarter of Fiscal 2019

Record Quarterly Revenues of $67.5 Million, Up 42% Year-Over-Year

Cumulative Spend Under Management Surpasses $940 Billion

SAN MATEO, Calif., December 3, 2018 – Coupa Software (NASDAQ: COUP) today announced financial results for its third fiscal quarter ended October 31, 2018.

“We continue to extend our market leadership position, reporting 40% revenue growth and 39% calculated billings growth for the trailing 12 months, along with non-GAAP diluted earnings per share of 8 cents for the quarter. Cumulative spend under management through our platform surpassed $940 billion, with $1 trillion clearly in our sights,” said Rob Bernshteyn, chief executive officer at Coupa. “The foundation for our strong financial results continues to be our ability to deliver repeatable and measurable value for our customers worldwide across all areas of business spend management. We believe we are uniquely positioned to win this large market.”

Fiscal Third Quarter Results

•	Total revenues were $67.5 million, an increase of 42% compared to the same period last year. Subscription revenues were $60.6 million, an increase of 42% compared to the same period last year.

•

GAAP operating loss was $9.9 million, compared to a loss of $11.2 million for the same period last year. Non-GAAP operating income was $5.8 million, compared to a loss of $2.4 million for the same period last year.

•

GAAP net loss was $9.6 million, compared to a loss of $11.3 million for the same period last year. GAAP net loss per basic and diluted share was $0.17, compared to a loss of $0.21 for the same period last year. Non-GAAP net income was $5.5 million, compared to a loss of $2.8 million for the same period last year. Non-GAAP net income per diluted share was $0.08, compared to a loss of $0.05 per basic and diluted share for the same period last year.

•	Operating cash flows and free cash flows for the quarter ended October 31, 2018, were $4.0 million and $2.6 million, respectively.

Business Outlook:

The following forward-looking statements reflect Coupa’s expectations as of December 3, 2018. Guidance is based on the new revenue recognition standard, ASC 606, which Coupa adopted on February 1, 2018.

Fourth quarter of fiscal 2019:

•	Total revenues are expected to be between $67.8 and $68.3 million.

•	Subscription revenues are expected to be between $62.0 and $62.5 million.

•	Professional services and other revenues are expected to be approximately $5.8 million.

•	Non-GAAP income from operations is expected to be approximately break-even.

•	Non-GAAP net income per share is expected to be approximately break-even.

•	Basic and fully diluted weighted average share counts are expected to be approximately 59.8 and 68.0 million shares, respectively.

Full year fiscal 2019:

•	Total revenues are expected to be between $253.0 and $253.5 million.

•	Non-GAAP income from operations is expected to be between $9.5 and $10.5 million.

•	Non-GAAP net income per share is expected to be between $0.11 and $0.13 per share.

•	Fully diluted weighted average share count is expected to be approximately 65.3 million shares.

See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important details regarding Coupa’s non-GAAP measures. Coupa defines (i) free cash flows as operating cash flows less purchases of property and equipment and (ii) calculated billings as the change in deferred revenue on the balance sheet for the period, plus revenue recognized during the period.

Recent Business Highlights:

•

Coupa’s new customers in Q3 included: United Airlines, Finnair, ISS Group, Golden State Warriors, Coors Distribution Company, Darden Restaurants, Cvent, AAA Club Alliance, Lime Bike, Axiata Group, Genesis Energy, SkillSoft, Consolis, KPMG Canada, POWDR, Informa Exhibitions, Santos Limited, and many others.

•

Coupa held its largest ever Inspire EMEA event, as well as its inaugural APAC Symposium in Sydney, Australia, and its inaugural Japan Symposium in Tokyo, collectively bringing together well over 1,000 business spend management (BSM) professionals.

•

Coupa Community Intelligence continued to garner great enthusiasm from our growing community of customers. In Q3, the majority of our customers accessed our platform’s Community Insights capabilities, as evidenced by a near doubling of page views from Q2 to Q3.

•

For the 6th time, Coupa was named to Deloitte’s Technology Fast 500™, a ranking of the 500 fastest growing technology, media, telecommunications, life sciences, and energy tech companies in North America.

•

Coupa purchased Aquiire, the leader in real-time supplier catalog search, to extend Coupa’s capability to deliver a comprehensive business-to-business (B2B) shopping experience spanning real-time, cached, and localized catalog search.

•

Coupa unveiled its vision for a B2B payments solution called CoupaPay. This industry-first offering spans a set of payment and financing solutions that empower businesses to spend smarter at every transactional step of their BSM process.

•	Coupa announced a strategic partnership with Barclaycard, starting with virtual cards to create a fast, secure, and convenient way for businesses to manage payments.

Conference Call Information:

Coupa will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today.

•	Parties in the U.S. and Canada can access the call by dialing (888) 256-1007, using conference code 1552666.

•	International parties can access the call by dialing +1 (323) 994-2093, using conference code 1552666.

A live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link. A telephonic replay of the conference call will be available through Monday, December 10, 2018. To access the replay, parties in the U.S. and Canada should call (888) 203-1112 and enter conference code 1552666. International parties should call +1 (719) 457-0820 and enter conference code 1552666.

Non-GAAP Financial Measures:

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude share-based compensation expenses, amortization of acquired intangible assets, amortization of debt discount and issuance costs from convertible notes, and related tax effects including non-recurring income tax adjustments. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and regularly reviews these measures as it evaluates its business.

Coupa believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Coupa believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. The definitions of its non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Coupa compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

With respect to Coupa’s guidance as provided under “Business Outlook” above, Coupa has not reconciled its expectations for non-GAAP income (loss) from operations to GAAP loss from operations or non-GAAP net income (loss) per share to GAAP net loss per share because certain items excluded from non-GAAP operating income (loss) and net income (loss), such as charges related to share-based compensation expenses, amortization of acquired intangible assets, amortization of debt discount and issuance costs from our convertible notes, and related tax effects including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time. The effect of these excluded items may be significant.

Coupa also uses key metrics such as cumulative spend under management, which represents the aggregate amount of money that has been transacted through its core platform for all of its customers collectively since it launched its platform. Coupa calculates this metric by aggregating the actual transaction data, such as invoices, purchase orders and expenses, from customers on its core platform. While Coupa does not believe this metric is directly correlated to its financial results, it believes that the adoption of its core platform, as evidenced by growth in cumulative spend under management, drives additional value to its customers, which will enhance its ability to acquire new customers and to increase renewals and upsells to existing customers.

Forward-Looking Statements:

This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including: Coupa has a limited operating history, which makes it difficult to predict its future operating results; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; risks and liabilities related to breach of its security measures or unauthorized access to customer data; the markets in which Coupa participates are intensely competitive; Coupa’s business depends substantially on its customers renewing their subscriptions and purchasing additional subscriptions; if Coupa fails to develop widespread brand awareness cost-effectively, its business may suffer; and if Coupa fails to manage its recent rapid growth effectively, Coupa may be unable to execute its business plan, maintain high levels of service, or adequately address competitive challenges.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on September 6, 2018, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.

The forward-looking statements in this release reflect Coupa’s expectations as of December 3, 2018. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Coupa Software

Coupa Software (NASDAQ: COUP) is the leading provider of BSM solutions. We offer a comprehensive, cloud-based BSM platform that has connected hundreds of organizations with more than four million suppliers globally. Our platform provides greater visibility into and control over how companies spend money. Using our platform, businesses are able to achieve real, measurable value and savings that drive their profitability. Learn more at www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Investor Relations:

NMN Advisors for Coupa

Nicole Noutsios

(510) 315-1003

ir@coupa.com

Media Contact:

Global Public Relations

Stefanie Gordish

(415) 590-9722

stefanie.gordish@coupa.com

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2018	2017	2018	2017
Revenues:
Subscription services	$60,559	$42,795	$165,899	$118,223
Professional services and other	6,896	4,545	19,559	14,805

Total revenues	67,455	47,340	185,458	133,028
Cost of revenues:
Subscription services	13,990	9,554	36,937	26,575
Professional services and other	7,674	5,441	21,492	16,865

Total cost of revenues	21,664	14,995	58,429	43,440

Gross profit	45,791	32,345	127,029	89,588

Operating expenses:
Research and development	16,077	11,409	42,693	31,301
Sales and marketing	25,622	22,402	76,862	66,892
General and administrative	14,010	9,693	40,085	27,300

Total operating expenses	55,709	43,504	159,640	125,493

Loss from operations	(9,918)	(11,159)	(32,611)	(35,905)
Interest expense	(3,181)	(6)	(9,276)	(12)
Interest income and other, net	1,112	126	1,562	1,273

Loss before provision for (benefit from) income taxes	(11,987)	(11,039)	(40,325)	(34,644)
Provision for (benefit from) income taxes	(2,342)	263	(1,372)	438

Net loss	$(9,645)	$(11,302)	$(38,953)	$(35,082)

Net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(0.21)	$(0.68)	$(0.67)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	58,212	53,779	57,030	52,388

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(unaudited)

	October 31,	January 31,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$227,606	$412,903
Marketable securities	178,686	—
Accounts receivable, net of allowances	50,526	61,366
Prepaid expenses and other current assets	13,480	10,952
Deferred commissions, current portion	6,029	3,756

Total current assets	476,327	488,977
Property and equipment, net	8,583	5,186
Deferred commissions, net of current portion	14,998	3,896
Goodwill	125,621	44,410
Intangible assets, net	41,189	20,020
Other assets	7,090	9,961

Total assets	$673,808	$572,450

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,037	$1,342
Accrued expenses and other current liabilities	34,068	26,643
Deferred revenue, current portion	128,683	125,714
Convertible senior notes, net	171,605	—

Total current liabilities	338,393	153,699
Convertible senior notes, net	—	163,010
Deferred revenue, net of current portion	1,430	2,316
Other liabilities	22,464	12,880

Total liabilities	362,287	331,905

Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	6	6
Additional paid-in capital	550,113	445,318
Accumulated other comprehensive loss	(311)	(298)
Accumulated deficit	(238,287)	(204,481)

Total stockholders’ equity	311,521	240,545

Total liabilities and stockholders’ equity	$673,808	$572,450

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended
	October 31,
	2018	2017
Cash flows from operating activities
Net loss	$(38,953)	$(35,082)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,720	5,557
Accretion of discounts on marketable securities, net	(956)	—
Amortization of deferred commissions	4,127	2,967
Amortization of debt discount and issuance costs	8,595	—
Stock-based compensation	38,690	20,783
Other	(374)	202
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	12,391	15,625
Prepaid expenses and other current assets	(3,304)	(571)
Other assets	(542)	286
Deferred commissions	(8,467)	(2,915)
Accounts payable	2,458	335
Accrued expenses and other liabilities	6,362	8,408
Deferred revenue	1,216	5,703

Net cash provided by operating activities	27,963	21,298

Cash flows from investing activities
Purchases of marketable securities	(209,331)	—
Maturities of marketable securities	31,834	—
Acquisitions, net of cash acquired	(49,211)	(39,593)
Purchases of property and equipment	(4,870)	(3,587)

Net cash used in investing activities	(231,578)	(43,180)

Cash flows from financing activities
Payment of issuance costs for the issuance of convertible senior notes	(639)	—
Proceeds from issuance of common stock, net of underwriting discounts, commissions and offering costs	—	22,264
Proceeds from the exercise of common stock options	10,174	10,120
Proceeds from issuance of common stock for employee stock purchase plan	8,778	6,824

Net cash provided by financing activities	18,313	39,208

Net (decrease) increase in cash, cash equivalents, and restricted cash	(185,302)	17,326
Cash, cash equivalents, and restricted cash at beginning of year	412,976	201,972

Cash, cash equivalents, and restricted cash at end of period	$227,674	$219,298

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	227,606	219,298
Restricted cash included in other assets	68	—

Total cash, cash equivalents, and restricted cash	$227,674	$219,298

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended October 31, 2018

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription services	$13,990	$(1,152)	$(1,408)	—	—	$11,430
Costs of professional services and other	7,674	(1,071)	—	—	—	6,603
Gross profit	67.9%	3.3%	2.1%	0.0%	0.0%	73.3%
Research and development	16,077	(3,046)	—	—	—	13,031
Sales and marketing	25,622	(3,899)	(453)	—	—	21,270
General and administrative	14,010	(4,652)	—	—	—	9,358
Income (loss) from operations	(9,918)	13,820	1,861	—	—	5,763
Operating margin	-14.7%	20.5%	2.8%	0.0%	0.0%	8.5%
Interest expense	(3,181)	—	—	2,953	—	(228)
Interest income and other, net	1,112	—	—	—	—	1,112
Loss before provision for (benefit from) income taxes	(11,987)	13,820	1,861	2,953	—	6,647
Provision for (benefit from) income taxes	(2,342)	382	20	—	3,126	1,186
Net income (loss)	(9,645)	13,438	1,841	2,953	(3,126)	5,461
Net income (loss) per share attributable to common stockholders, basic (1)	$(0.17)					$0.09
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.17)					$0.08

(1)

GAAP net loss per share is calculated based upon 58,212 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 58,212 basic and 67,933 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes.

(2)	Other expenses consists of the release of a valuation allowance against deferred tax assets.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended October 31, 2017

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Non-GAAP
Costs and expenses:
Costs of subscription services	$9,554	$(585)	$(747)	$8,222
Costs of professional services and other	5,441	(685)	—	4,756
Gross profit	68.3%	2.7%	1.6%	72.6%
Research and development	11,409	(1,999)	—	9,410
Sales and marketing	22,402	(2,212)	(195)	19,995
General and administrative	9,693	(2,386)	—	7,307
Loss from operations	(11,159)	7,867	942	(2,350)
Operating margin	-23.6%	16.6%	2.0%	-5.0%
Interest expense	(6)	—	—	(6)
Interest income and other, net	126	—	—	126
Loss before provision for income taxes	(11,039)	7,867	942	(2,230)
Provision for income taxes	263	222	119	604
Net loss	(11,302)	7,645	823	(2,834)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.21)			$(0.05)

(1)	Calculated based upon 53,779 basic and diluted weighted-average shares of common stock.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Nine Months Ended October 31, 2018

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses(2)	Non-GAAP
Costs and expenses:
Costs of subscription services	$36,937	$(3,076)	$(3,036)	—	—	$30,825
Costs of professional services and other	21,492	(3,086)	—	—	—	18,406
Gross profit	68.5%	3.3%	1.6%	0.0%	0.0%	73.5%
Research and development	42,693	(8,551)	—	—	—	34,142
Sales and marketing	76,862	(10,732)	(994)	—	—	65,136
General and administrative	40,085	(13,245)	—	—	—	26,840
Income (loss) from operations	(32,611)	38,690	4,030	—	—	10,109
Operating margin	-17.6%	20.9%	2.2%	0.0%	0.0%	5.5%
Interest expense	(9,276)	—	—	8,595	—	(681)
Interest income and other, net	1,562	—	—	—	—	1,562
Loss before provision for (benefit from) income taxes	(40,325)	38,690	4,030	8,595	—	10,990
Provision for (benefit from) income taxes	(1,372)	922	93	—	3,126	2,769
Net income (loss)	(38,953)	37,768	3,937	8,595	(3,126)	8,221
Net income (loss) per share attributable to common stockholders, basic (1)	$(0.68)					$0.14
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.68)					$0.13

(1)

GAAP net loss per share is calculated based upon 57,030 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 57,030 basic and 65,529 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes.

(2)	Other expenses consists of the release of a valuation allowance against deferred tax assets.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Nine Months Ended October 31, 2017

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Non-GAAP
Costs and expenses:
Costs of subscription services	$26,575	$(1,469)	$(2,021)	$23,085
Costs of professional services and other	16,865	(1,965)	—	14,900
Gross profit	67.3%	2.6%	1.5%	71.4%
Research and development	31,301	(4,798)	—	26,503
Sales and marketing	66,892	(6,152)	(384)	60,356
General and administrative	27,300	(6,399)	—	20,901
Loss from operations	(35,905)	20,783	2,405	(12,717)
Operating margin	-27.0%	15.6%	1.8%	-9.6%
Interest expense	(12)	—	—	(12)
Interest income and other, net	1,273	—	—	1,273
Loss before provision for income taxes	(34,644)	20,783	2,405	(11,456)
Provision for income taxes	438	585	238	1,261
Net loss	(35,082)	20,198	2,167	(12,717)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.67)			$(0.24)

(1)	Calculated based upon 52,388 basic and diluted weighted-average shares of common stock.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$4,019	$5,177	$27,963	$21,298
Less: purchases of property and equipment	(1,454)	(1,486)	(4,870)	(3,587)

Free cash flows	$2,565	$3,691	$23,093	$17,711